PAUL J. COUCHOT - State Bar No. 131934                               Exhibit 2.1
MICHAEL D. GOOD - State Bar No. 176033
WILLIAM J. WALL -- State Bar No. 203970
WINTHROP COUCHOT
PROFESSIONAL CORPORATION
3 Civic Plaza, Suite 280
Newport Beach, CA 92660

Telephone: (949) 720-4100
Facsimile: (949) 720-4111

Attorneys for Debtor and Debtor-in-Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA


In re                                         Case No.  SA01-13495-JR

FREEREALTIME.COM, INC. and its Related        Jointly Administered with
Entity,                                       Case No. SA01-13497JR

Debtors and Debtors-in-Possession.
                                              In a Case Under Chapter 11 of the
                                              Bankruptcy Code (11 U.S.C.ss.1101
                                              et seq.)

                                              ORIGINAL JOINT CHAPTER 11 PLAN

                                              DISCLOSURE STATEMENT HEARING
                                              ----------------------------

                                              Date: February 27, 2002
                                              Time: 9:30 a.m.
                                              Ctrm: "5A"
                                                    411 W. Fourth Street
                                                    Santa Ana, CA

                                              PLAN CONFIRMATION HEARING
                                              -------------------------
                                              Complete This Section When
                                              Applicable

                                              Date: [To be Set]
                                              Time: [To be Set]
                                              Ctrm: "5A"
                                                     411 W. Fourth Street
                                                     Santa Ana, CA

                                       I.

                                  INTRODUCTION
                                  ------------

         FreeRealTime.com, Inc. and FreeRealTime.com Canada are the Debtors and Debtors in Possession ("Debtors") in these jointly administered Chapter 11 bankruptcy cases. On April 24, 2001, the Debtors commenced a bankruptcy case by filing voluntary Chapter 11 petitions under the United States Bankruptcy Code ("Code"), 11 U.S.C. ss. 101 et seq. This document is the Original Joint Chapter 11 Plan of Reorganization ("Plan") proposed by the Debtors (collectively, "Plan Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

         This Joint Plan is a reorganizing Plan. In other words, the Debtors intend to fund their respective obligations by distributing to each unsecured claimant a certain number of newly issued shares of common stock of FRTI, representing each claimant's pro rata share of eighty percent (80%) of such newly issued shares. Twenty percent (20%) of the newly issued shares of common stock of FRTI shall be distributed to the Debtors' management and employees. The newly issued shares of common stock of FRTI as described above shall have no anti-dilution protection and the Debtors reserve the right to issue additional shares to potential capital investors, strategic partners, joint ventures, and/or other purposes as determined to be in the best interest of FRTI by FRTI's Board of Directors. All equity interests in the Debtors currently issued and outstanding (including common stock, stock options, and stock warrants) will be canceled. The Effective Date of the proposed Plan is the date not later than the fifth (5th) Business Day following the date upon which the Confirmation Order becomes a Final Order.

                                      II.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

A.       GENERAL OVERVIEW

         As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under this Plan.

B.       UNCLASSIFIED CLAIMS

         Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Proponent has not placed the following claims in a class. The treatment of these claims is provided below.

         1.       ADMINISTRATIVE EXPENSES

         Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case that are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The following chart lists all of the Debtor's ss. 507(a)(1) administrative claims and their treatment under this Plan.

  ==================================== =============== =========================================
  NAME                                   AMOUNT OWED   TREATMENT
  ------------------------------------ --------------- -----------------------------------------
  Winthrop Couchot                         $50,000     Payment, in full, as of Effective Date
  ------------------------------------ --------------- -----------------------------------------
  Latham & Watkins                         $20,000     Payment, in full, as of Effective Date
  ------------------------------------ --------------- -----------------------------------------
  Stradling, Yocca, et al.                 $2,400      Payment, in full, as of Effective Date
  ------------------------------------ --------------- -----------------------------------------
  Kieckhafer, Schiffer & Co.               $5,000      Payment, in full, as of Effective Date
  ------------------------------------ --------------- -----------------------------------------
  Appleby Financial                           -        Payment, in full, as of Effective Date
  ------------------------------------ --------------- -----------------------------------------
  Clerk's Office Fees                         -        Payment, in full, prior to confirmation.
  ------------------------------------ --------------- -----------------------------------------
  Office of the U.S. Trustee Fees             -        Payment, in full, prior to confirmation.
  ==================================== =============== =========================================
                                            TOTAL      $77,400
  ==================================== =============== =========================================

         Court Approval of Fees Required:
         --------------------------------

         The Court must approve all professional fees listed in this chart. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under this Plan.

2.       PRIORITY TAX CLAIMS

         Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. The following charts list all of the Debtors' respective Section 507(a)(8) priority tax claims and their treatment under this Plan.


         FreeRealTime.com, Inc.
         ----------------------

  ================================== ================== ==============================================
  DESCRIPTION                          AMOUNT OWED      TREATMENT
   ================================= ================== =============================================
  o Name = State of New York                            o  Payment in full on Effective Date
  o Type of tax = Business Tax        To be Determined  o  Total Payout amount = $ To be Determined
  o Date tax assessed = 2/02/01
  ================================== ================== ==============================================

        FreeRealTime.com - Canada

  ================================== ================== ==============================================
  DESCRIPTION                          AMOUNT OWED      TREATMENT
  ================================== ================== ==============================================
  o Name = City of Calgary                $1,035.13     o  Payment in full on Effective Date
  o Type of tax = Business Tax                          o  Total Payout amount = $1,035.13
  o Date tax assessed = 2/16/01
  ================================== ================== ==============================================
  o Name = Canada Customs &               $2,798.11     o  Payment in full on Effective Date
    Revenue Agency                                      o  Total Payout amount = $2,798.11
  o Type of tax = Customs
    Obligation
  o Date tax assessed = 1/31/01
  ================================== ================== ==============================================
  o Name = Canada Customs &                 $558.68     o  Payment in full on Effective Date
    Revenue Agency                                      o  Total Payout amount = $558.68
  o Type of tax = Customs
    Obligation
  o Date tax assessed = 1/31/01
  ================================== ================== ==============================================

C.       CLASSIFIED CLAIMS AND INTERESTS

         1.       CLASSES OF SECURED CLAIMS

         The Debtors are unaware of any validly perfected secured claims filed against the Debtors' respective Chapter 11 estates.

2.       CLASSES OF PRIORITY UNSECURED CLAIMS

         Certain priority claims that are referred to in Code Sections 507(a)(3), (4), (5), and (6) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims.

         The following chart lists all classes containing Debtor's 507(a)(3),
(4), (5), and (6)26 priority unsecured claims and their treatment under this
Plan:

         FreeRealTime.com, Inc.
         ----------------------

  =========== ======================= ============= =====================================
  CLASS       DESCRIPTION             IMPAIRED      TREATMENT
  =========== ======================= ============= =====================================
  N/A         $ 11,674.23               No          o  Paid in full in cash on Effective
  =========== ======================= ============= =====================================

         FreeRealTime.com - Canada
         -------------------------

         - None -

3.       CLASS OF GENERAL UNSECURED CLAIMS

         General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). The Debtors will distribute to the general unsecured Creditors, along with holders of cure payments on executory contracts proposed to be assumed under the Plan, their PRO RATA number of newly issued shares of FRTI's common stock representing eighty percent (80%) of FRTI's total issued and outstanding shares (currently expected to be 8.0 million shares). The Debtors will provide all Creditors with quarterly post-confirmation financial reporting.

         The following chart identifies this Plan's treatment of the class containing all of Debtor's general unsecured claims:

  =============== ========================== =================== ====================================================
  CLASS           DESCRIPTION                IMPAIRED            TREATMENT
  --------------- -------------------------- ------------------- ----------------------------------------------------
  1               General unsecured claims
                  (FRTI)                     Impaired; claims    Pro rata share of newly issued FRTI common shares
                                             in this class are   along with Class 2 and holders of cure payments,
                  o  Total amt of            entitled to vote    of 80% of shares issued and outstanding.
                  claims = $5.325 million    on the Plan.
  --------------- -------------------------- ------------------- ----------------------------------------------------
  2               General unsecured claims
                  (FreeRealTime.com -        Impaired; claims
                  Canada)                    in this class are   Pro rata share of newly issued FRTI common shares
                                             entitled to vote    along with Class 1 and holders of cure payments,
                  o Total amt of             on the Plan.        of 80% of shares issued and outstanding.
                    claims = $275,000
  =============== ========================== =================== ====================================================

4.       CLASS(ES) OF INTEREST HOLDERS

         Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies this Plan's treatment of the class of interest holders:


  ============== =================================== ==================== ===========================================
  CLASS          DESCRIPTION                         IMPAIRED             TREATMENT
  -------------- ----------------------------------- -------------------- -------------------------------------------
        3        Interest holders (FRTI)             Impaired; claims     Interest holders' Interest shall be
                                                     in this class are    cancelled (including common stock, and
                                                     entitled to vote     options or warrants to purchase such
                                                     on the Plan.         common stock).
  -------------- ----------------------------------- -------------------- -------------------------------------------
        4        Interest holders                    Impaired; claims     Interest holder will retain 100% of its
                 (FreeRealTime.com - Canada)         in this class are    interests under the Plan (note that FRTI
                                                     entitled to vote     owns 100% ownership interest in
                                                     on the Plan.         FreeRealTime.com -Canada).
  ============== =================================== ==================== ===========================================

D.       MEANS OF PERFORMING THE PLAN

         1.       FUNDING FOR THE PLAN

         On the Effective Date, the Debtors will fund the Plan by issuing new shares of FRTI common stock to the Creditors, with all rights in equity that inure as a result of such issuance. The transferability of shares of the newly issued common stock of FRTI under this Plan shall be subject to a first right of refusal of the Debtors or the Debtors' designee(s). Twenty percent (20%) of the newly issued shares of common stock of FRTI shall be distributed to the Debtors' management and employees. The newly issued shares of common stock of FRTI as described above shall have no anti-dilution protection, and the Debtors reserve the right to issue additional shares to potential capital investors, strategic partners, joint ventures, and/or other purposes as determined to be in the best interest of FRTI by FRTI's Board of Directors.

2.       POST-CONFIRMATION MANAGEMENT

         Michael Neufeld will handle the substantial majority of day-to-day management functions, along with the Management Team (as defined in the Disclosure Statement). The Management Team, along with several employees, shall receive an aggregate of ten percent (10%) of FRTI's newly issued common stock contemplated by this Plan as a success bonus upon Plan confirmation, and an additional ten percent (10%) of the newly issued common stock as part of a management and employee incentive program with vesting provisions over time. In addition, each of the Debtors plans to enter into customary and reasonable employment agreements with its respective management, outlining management's respective duties and compensation, including salary, insurance benefits, vacation, sick leave, severance benefits, etc.

3.       DISBURSING AGENT

         FRTI shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.


                                      III.

                        TREATMENT OF MISCELLANEOUS ITEMS
                        --------------------------------

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       ASSUMPTIONS

         The following are the unexpired leases and executory contracts to be assumed as obligations of the reorganized Debtor under this Plan:

         Nasdaq Market Data Agreement
         New York Stock Exchange and American Stock Exchange Market Data
           Agreement
         OPRA Market Data Agreement
         Comtex Newsfeed Agreement
         S&P ComStock Datafeed and License Agreements
         Perfect Circle Media Ad Representation Agreement
         Infospace Co-Brand Agreement
         IPO.com Co-Brand Agreement
         Multex/Marketguide Co-Brand Agreement
         IDEAadvisor Content Agreement
         Subscriber Agreements to Debtors' various subscription services Contracts with current employees of the Debtors

         On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a contract or lease to be assumed and you object to the assumption of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.

2.       REJECTIONS

         On the Effective Date, the following executory contracts and unexpired leases will be rejected:

         Balboa Capital Equipment Lease
         GE Capital Equipment Lease

         The order confirming the Plan shall constitute an order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.

         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS 30 DAYS FROM THE DATE SUCH CONTRACT IS REJECTED, BUT IN ANY EVENT, NOT LATER THAN 30 DAYS AFTER THE DATE OF THE COURT'S ENTRY OF AN ORDER CONFIRMING THE DEBTORS' PLAN. Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

B.       CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL

         This Debtor is not subject to governmental regulatory commission approval of its rates.

C.       RETENTION OF JURISDICTION

         The Court will retain jurisdiction to the extent provided by law.

                                      IV.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------

A.       DISCHARGE

         This Plan provides that upon confirmation of the Plan, Debtors shall be discharged of liability for payment of debts incurred before confirmation of the Plan to the extent specified in 11 U.S.C. ss. 1141. However, the discharge will not discharge any liability imposed by the Plan.

B.       REVESTING OF PROPERTY IN THE DEBTOR

         Except as provided in Section {IV.E.}, and except as provided elsewhere in this Plan, the confirmation of the Plan revests all of the property of the estate in the Debtor. As noted earlier, in addition to distributing eighty percent (80%) of the newly issued shares of common stock in FRTI to the creditors, twenty percent (20%) of the newly issued shares of common stock of FRTI shall be distributed to the Debtors' management and employees.

C.       MODIFICATION OF PLAN

         The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if proponent modifies the plan before confirmation.

         The Proponent of the Plan may also seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated and (2) if the Court authorizes the proposed modifications after notice and a hearing.

D.       POST-CONFIRMATION STATUS REPORT

         Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

E.       POST-CONFIRMATION CONVERSION/DISMISSAL

         A creditor or party in interest may bring a motion to convert or dismiss the case under ss. 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

F.       FINAL DECREE

         Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other such party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

DATED:  January ____, 2002         FreeRealTime.com,
                                   a California corporation

                                   By:
                                   ---------------------------------------------


DATED:  January ____, 2002         FreeRealTime.com Canada,


                                   By:
                                   ---------------------------------------------

DATED: January ___, 2002           WINTHROP COUCHOT
                                   PROFESSIONAL CORPORATION


                                   By:
                                   ---------------------------------------------
                                   Paul J. Couchot
                                   Michael D. Good
                                   William J. Wall
                                   Attorneys for Debtor and Debtor-in-Possession

                   EXHIBIT A - UNEXPIRED LEASES TO BE ASSUMED
                                     [NONE]


                  EXHIBIT B - EXECUTORY CONTRACTS TO BE ASSUMED
  ============================== =============================== ==============================
  CONTRACT                       DEFAULT/DMGS                    METHODS OF CURE
  ------------------------------ ------------------------------- ------------------------------
  $ Contract description =       $ Default amt =                 $ Method of curing default &
  $ Contracting parties =        $ Actual pecuniary loss =         loss =
    1.                                                           $ Means of assuring
    2.                                                             performance =
  ------------------------------ ------------------------------- ------------------------------
  $ Contract description =       $ Default amt =                 $ Method of curing default &
  $ Contracting parties =        $ Actual pecuniary loss =         loss =
    1.                                                           $ Means of assuring
    2.                                                             performance =
  ------------------------------ ------------------------------- ------------------------------
  $ Contract description =       $ Default amt =                 $ Method of curing default &
  $ Contracting parties =        $ Actual pecuniary loss =         loss =
    1.                                                           $ Means of assuring
    2.                                                             performance =
  ============================== =============================== ==============================